Exhibit 99.1

Financial Statements

National Consumer Title Insurance Company

Years ended December 31, 2020 and 2019

with Report of Independent Auditors

National Consumer Title Insurance Company

Financial Statements

Years ended December 31, 2020 and 2019

Report of Independent Auditors

The Board of Directors

National Consumer Title Insurance Company

Report on the Financial Statements

We have audited the accompanying financial statements of National Consumer Title Insurance Company (the Company), which comprise the balance sheets as of December 31, 2020 and 2019, the related statements of operations, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Page Two

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of National Consumer Title Insurance Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Thomas Howell Ferguson P.A.

Tampa, Florida

September 29, 2021

National Consumer Title Insurance Company

Balance Sheets

	December 31,
	2020	2019
Assets
Cash and cash equivalents	$5,033,628	$4,717,364
Premiums receivable	50,732	32,247
Income taxes recoverable	4,190	4,216
Net deferred tax asset	15,286	25,603
Other assets	-	707
Total assets	$5,103,836	$4,780,137

Liabilities and stockholders' equity
Liabilities:
Reserves for claims	$171,757	$109,969
Reinsurance premiums payable	37,500	37,500
Commissions payable	96,728	203,691
Taxes, licenses, and fees payable	4,340	-
Amounts withheld or retained in escrow	333,979	-
Total liabilities	644,304	351,160

Stockholders' equity:
Common stock	3,000,000	3,000,000
Additional paid-in capital	1,500,000	1,500,000
Accumulated deficit	(40,468)	(71,023)
Total stockholders' equity	4,459,532	4,428,977
Total liabilities and stockholders' equity	$5,103,836	$4,780,137

See accompanying notes.

National Consumer Title Insurance Company

Statements of Operations

	Years ended December 31,
	2020	2019
Revenues:
Premiums earned, net of reinsurance ceded	$1,504,160	$892,678
Other title fees and service charges	184,506	96,580
Net investment income	13,854	44,404
Total revenues	1,702,520	1,033,662

Expenses:
Provision for claims	62,044	67,166
Operating expenses	1,599,578	1,056,621
Total expenses	1,661,622	1,123,787

Income (loss) before income taxes	40,898	(90,125)

Income tax expense (benefit)	10,343	(22,822)

Net income (loss)	$30,555	$(67,303)

See accompanying notes.

National Consumer Title Insurance Company

Statements of Changes in Stockholders' Equity

Years ended December 31, 2020 and 2019

			Additional
	Common Stock		Paid-In	Accumulated
	Shares	Par Value	Capital	Deficit	Total
Balance as of December 31, 2018	30,000	$3,000,000	$1,500,000	$(3,720)	$4,496,280

Net loss	-	-	-	(67,303)	(67,303)

Balance as of December 31, 2019	30,000	3,000,000	1,500,000	(71,023)	4,428,977

Net income	-	-	-	30,555	30,555

Balance as of December 31, 2020	30,000	$3,000,000	$1,500,000	$(40,468)	$4,459,532

See accompanying notes.

National Consumer Title Insurance Company

Statements of Cash Flows

	Years ended December 31,
	2020	2019
Operating activities
Net income (loss)	$30,555	$(67,303)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Deferred income taxes	10,317	(22,822)
Changes in operating assets and liabilities:
Premiums receivable	(18,485)	(16,035)
Income taxes recoverable	26	(5,000)
Other assets	707	(707)
Reserve for claims	61,788	51,077
Reinsurance premiums payable	-	37,500
Commissions payable	(106,963)	152,457
Taxes, licenses, and fees payable	4,340	(6,248)
Net cash (used in) provided by operating activities	(17,715)	122,919

Financing activities
Amounts withheld or retained in escrow	333,979	-
Net cash provided by financing activities	333,979	-

Net increase in cash and cash equivalents	316,264	122,919

Cash and cash equivalents at beginning of year	4,717,364	4,594,445

Cash and cash equivalents at end of year	$5,033,628	$4,717,364

Cash and cash equivalents consists of the following:
Cash and cash equivalents	$4,699,649	$4,717,364
Restricted cash in escrow	333,979	-
	$5,033,628	$4,717,364

Supplemental disclosures of cash flow information
Income taxes paid	$-	$5,000

See accompanying notes.

National Consumer Title Insurance Company

Notes to Financial Statements

Years ended December 31, 2020 and 2019

1.	Summary of Significant Accounting Policies

Organization and Description of the Company

National Consumer Title Insurance Company (the Company) is a licensed title insurance company domiciled in the state of Florida. The Company received its certificate of authority from the Florida Office of Insurance Regulation (the Office) and began operations in June 2017. The Company writes title insurance policies exclusively in the state of Florida. The Company attempts to mitigate its exposure to losses by purchasing reinsurance coverage.

Basis of Presentation

The accompanying financial statements include the accounts of the Company and have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP).

Revenue Recognition

The premium related to a title insurance policy is due upon the effective date of the insurance policy and is not refundable. The term of a title insurance policy is indefinite in that the policyholder is insured for as long as the owners or the heirs or devisees have an interest in the property. Accordingly, the premium is fully earned on the date of the policy issuance, since substantially all of the services associated with the contract have been rendered by that time.

Title fees, service charges, and other revenues are earned as the related services are provided.

Cash and Cash Equivalents

Cash and cash equivalents include demand deposits and other highly-liquid investments with original maturities of three months or less on the date of acquisition.

The Company is required to maintain deposits pursuant to Florida statutes to help secure the payment of claims. Cash of $100,000 has been assigned at December 31, 2020 and 2019, to satisfy this requirement.

Premiums Receivable

Premiums receivable includes amounts due from Preferred Managing Agency, LLC (PMA), a company affiliated through common ownership and common management, for collected premiums. Uncollectible premiums receivable are charged to bad debt expense in the period determined uncollectible. Recoveries paid on amounts previously charged off are credited to bad debt expense in the period recovered. There was no bad debt expense recorded in 2020 and 2019.

National Consumer Title Insurance Company

Notes to Financial Statements

1.	Summary of Significant Accounting Policies (continued)

Concentration of Credit Risk

The Company's financial instruments exposed to concentrations of credit risk consist primarily of its cash and cash equivalents, reinsurance recoveries, and premium revenue. The Company maintains its cash and cash equivalents at several financial institutions. Deposits with financial institutions are covered by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 per depositor. Bank deposit accounts, at times, may exceed federally-insured limits. The Company has not experienced any losses in such accounts.

Reserve for Claims

The total reserve for all reported and unreported 1osses the Company incurred is represented by the reserve for claims. The Company's reserve for unpaid losses and loss adjustment expenses (LAE) is established using estimated amounts required to settle claims for which notice has been received (reported) and the amount estimated to be required to satisfy incurred claims of policyholders that may be reported in the future (incurred but not reported, or "IBNR"). Despite the variability of such estimates, management believes that the reserve is adequate to cover claims losses resulting from pending and future claims for policies issued through December 31, 2020. The Company continually reviews and adjusts its reserve estimates as necessary to reflect its loss experience and any new information that becomes available. Adjustments resulting from such reviews may be significant.

Reinsurance

The accompanying balance sheets reflect reserves for claims gross of reinsurance ceded. The accompanying statements of operations reflect premiums and provision for claims net of reinsurance ceded. The reinsurance arrangements allow management to control exposure to potential claims arising from large risks and catastrophic events. Amounts recoverable from reinsurers are estimated in a manner consistent with the reserves associated with the reinsured policies. Reinsurance premiums, losses, and LAE are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance agreements.

Income Taxes

The Company files a separate return and uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. This method also requires the recognition of future tax benefits such as net operating loss carry forwards to the extent that realization of such benefits is more likely than not. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.

National Consumer Title Insurance Company

Notes to Financial Statements

1.	Summary of Significant Accounting Policies (continued)

Subsequent Events

The Company has evaluated subsequent events through September 29, 2021, the date the financial statements were available to be issued. During the period from December 31, 2020 to September 29, 2021, the Company did not have any material recognizable subsequent events, except for the matter described in Note 8.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

2.	Reserve for Claims

The following table provides a reconciliation of the beginning and ending reserve for claims:

	December 31,
	2020	2019
Reserves at beginning of year	$109,969	$58,893
Provision related to:
Current year	62,044	67,166
Prior years	-	-
	62,044	67,166
Claims paid related to:
Current year	-	-
Prior years	256	16,090
	256	16,090
Reserves at end of year	$171,757	$109,969

At December 31, 2020 and 2019, there were no reinsurance recoverables on paid claims or reserves.

In 2020 and 2019, the net provision for claims attributable to insured events of prior years developed by $62,044 and $67,166, respectively, as a result of claims paid and reestimation of the reserve for claims. Original estimates are decreased or increased as additional information becomes known regarding individual claims.

National Consumer Title Insurance Company

Notes to Financial Statements

3.	Reinsurance

Certain premiums and benefits are ceded to other insurance companies under various reinsurance agreements. The reinsurance agreements provide the Company with increased capacity to write more risk and maintain its exposure to loss within its capital resources. As of December 31, 2020 and 2019, the Company's reinsurance program consisted of excess of loss reinsurance treaties. Following is a summary of the reinsurance coverage.

Effective October 1, 2019, the Company entered into a per risk excess of loss reinsurance agreement that provides coverage of $650,000 in excess of $350,000 on each and every risk. The contract allows for one full reinstatement at 100% additional premium as to time and pro rata as to amount. The agreement was extended, in 2020, through January 1, 2021.

Effective October 1, 2019, the Company entered into a per risk excess of loss reinsurance agreement that provides coverage of $4,000,000 in excess of $1,000,000 on each and every risk. The contract allows for one full reinstatement at 100% additional premium as to time and pro rata as to amount. This per risk agreement is shared with other non-affiliated companies. Each company pays its share of the reinsurance cost based on separate company earned premiums. The agreement was extended, in 2020, through January 1, 2021.

Effective October 1, 2019, the Company entered into a reinstatement premium protection reinsurance agreement to reinsure the reinstatement premium payment obligations of the Company under the shared per risk excess of loss agreement. The coverage is limited to 100% ofthe original contracted reinsurance placement. This agreement is shared with the other non- affiliated companies. Each company pays its share of the reinsurance cost based on separate company earned premiums. The agreement was extended, in 2020, through January 1, 2021.

The Company’s reinsured risks are treated, to the extent of reinsurance, as though they are risks for which the Company is not liable. However, the Company remains contingently liable in the event the reinsuring companies do not meet their obligations under these reinsurance contracts. Given the quality of the reinsuring companies, management believes this possibility to be remote. See Note 2 for recoveries due from reinsurers relating to paid and unpaid claims under these treaties.

The effects of reinsurance on premiums written and earned are as follows:

	Years ended December 31,
	2020		2019
	Written	Earned	Written	Earned
Direct premiums	$1,654,160	$1,654,160	$1,076,428	$1,076,428
Ceded premiums	(37,500)	(150,000)	(247,500)	(183,750)
Net premiums	$1,616,660	$1,504,160	$828,928	$892,678

National Consumer Title Insurance Company

Notes to Financial Statements

4.	Income Taxes

The income tax provision is as follows:

	Years ended December 31,
	2020	2019
Current:
Federal	$26	$-
State	-	-
	26	-
Deferred:
Federal	8,549	(18,910)
State	1,768	(3,912)
	10,317	(22,822)
	$10,343	$(22,822)

The components of the net deferred tax asset at year end are as follows:

	December 31,
	2020	2019
Deferred tax assets:
Unpaid losses and LAE	$4,604	$6,435
Net operating loss	10,175	19,168
Other	507	-
Net deferred tax asset	$15,286	$25,603

A reconciliation of the income tax provision to that computed by applying the statutory federal income tax rate to the income (loss) before provision for income taxes is as follows:

	Years ended December 31,
	2020	2019
Expense (benefit) computed at statutory rate	$8,588	$(18,926)
State taxes and other	1,755	(3,896)
Income tax expense (benefit)	$10,343	$(22,822)

As of December 31, 2020, the Company had $40,146 of net operating loss carryforwards available to offset against future taxable income that will expire, if unused, starting in 2039.

5.	Stockholders' Equity

The Company authorized 30,000 shares of $100 par value common stock, of which 30,000 shares were issued and outstanding at December 31, 2020 and 2019. No other classes of common or preferred shares were issued during 2020 or 2019.

The maximum amount of dividends that may be paid by title insurance companies without prior approval of the Office is subject to restrictions. The Company did not declare or pay any dividends during 2020 or 2019.

National Consumer Title Insurance Company

Notes to Financial Statements

6.	Related Party Transactions

The Company has entered into a managing general agency agreement with PMA. PMA contracts with a service company to provide all underwriting, premium billing, and collection functions. Expenses incurred under the agreement with PMA that have been charged to underwriting, acquisition, and other expenses totaled $246,728 and $152,457 during 2020 and 2019, respectively. The amounts payable under this agreement were $96,728 and $203,691 at December 31, 2020 and 2019, respectively, and are reported as commissions payable on the balance sheets.

On June 1, 2019, a company affiliated through common ownership and common management, acquired Omega National Title Agency (ONTA). ONTA provides agency services to the Company. Expenses incurred under the agreement with ONTA have been charged to commissions expense totaled $1,124,245 and $753,436 during 2020 and 2019, respectively, and are included in operating expenses on the statements of operations.

7.	Statutory Reporting

The Company's assets, liabilities, and results of operations have been reported in accordance with accounting principles generally accepted in the United States of America (GAAP), which varies from statutory accounting practices (SAP) prescribed or permitted by insurance regulatory authorities. Prescribed SAP are found in a variety of publications of the National Association of Insurance Commissioners (NAIC), state laws and regulations, as well as through general practices. The principal differences between SAP and GAAP are that under SAP: (1) certain assets that are not admitted assets are eliminated from the balance sheet, (2) a supplemental reserve for claims is charged directly to unassigned surplus rather than provision for claims under GAAP, and (3) differences may arise in the computation of deferred income taxes. The Company must file with applicable state insurance regulatory authorities an “Annual Statement” which reports, among other items, net income (loss) and stockholders' equity (called “surplus as regards policyholders” in statutory reporting).

A reconciliation between the GAAP net income (loss) and the statutory net income (loss) is as follows:

	December 31,
	2020	2019
GAAP net income (loss)	$30,555	$(67,303)
Increase (decrease) due to:
Deferred income taxes	10,317	(22,822)
Supplemental reserve	(9,569)	13,417
Statutory net income (loss)	$31,303	$(76,708)

National Consumer Title Insurance Company

Notes to Financial Statements

7.	Statutory Reporting (continued)

A reconciliation between the GAAP stockholders' equity and surplus as regards policyholders is as follows:

	December 31,
	2020	2019
GAAP members' equity	$4,459,532	$4,428,977
Increase (decrease) due to:
GAAP to SAP cumulative net income	748	(9,405)
Nonadmitted assets	(8,142)	(1,114)
Deferred income taxes	9,245	23,371
Supplemental reserve	(13,877)	(22,979)
Statutory surplus as regards policyholders	$4,447,506	$4,418,850

8.	Subsequent Events

In April 2021, subject to approval by the Florida Office of Insurance Regulation, the Company's stockholders entered into an agreement to sell the Company to HG Holdings, Inc., which closed and became effective in August 2021.

In connection with the sale of the Company, the managing general agency agreement with PMA was terminated.

The Company entered into reinsurance agreements in 2021 that have similar terms and coverages as those reinsurance agreements described in Note 3.